SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 13, 2008 (March 10, 2008)

Stillwater Mining Company
(Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Discovery Drive, Billings, Montana	59102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(406) 373-8700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 6, 2008, Stillwater Mining Company (the “Company”) announced the offering of $165 million aggregate principal amount of its 1.875% Convertible Senior Notes due 2028 (the “Initial Notes”). On March 10, 2008, the initial purchaser notified the Company of its intention to exercise in full its over-allotment option to purchase up to an additional $16.5 million aggregate principal amount of notes (together with the Initial Notes, the “Notes”). The closing for the sale of the $181.5 million aggregate principal amount of Notes occurred on March 12, 2008. The Notes were sold to the initial purchaser in a private placement (the “Notes Offering”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and were resold by the initial purchaser to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.   MMC Norilsk Nickel, a Russian open joint company, (“Norilsk Nickel”), which is the beneficial owner of a majority of the Company's Common Stock, through one or more of its affiliates, purchased $80 million aggregate principal amount of the Notes from the initial purchaser in the Notes Offering.  In connection with the Notes Offering, the Company entered into an indenture and a registration rights agreement filed herewith as exhibits 4.1 and 4.3, respectively.

The Notes bear interest at a rate of 1.875% per year. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2008. The Notes will mature on March 15, 2028, subject to earlier repurchase or conversion.

Holders may surrender all or any portion of their notes for conversion into shares of common stock at any time prior to the close of business on the business day immediately preceding the maturity date, unless the notes have been previously redeemed or repurchased by the Company. The initial conversion rate for the Notes will be 42.5351 shares of the Company’s common stock per $1000 principal amount of Notes, equivalent to an initial conversion price of approximately $23.51 per share of common stock. Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest.

Prior to March 22, 2013, the notes will not be redeemable. On or after March 22, 2013, the Company may redeem for cash all or a portion of the notes, upon not less than 30, nor more than 60, calendar days’ notice before the redemption date to each holder of the notes, at a redemption price of 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date. If the redemption date is after a regular record date and on or before the related interest payment date to which it relates, we will pay accrued and unpaid interest to the holder on such regular record date; otherwise, interest payable upon redemption will be paid to the holder to whom principal is payable in connection with such redemption
The Indenture contains customary events of default.

The Notes and the underlying Company common stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any jurisdiction and are subject to certain restrictions on transfer.

On March 12, 2008, the Company entered into a registration rights agreement with the initial purchaser for the benefit of holders of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, in the event that “registrable securities” (as defined therein) are held by non-affiliates on the day that is six months after the last date of original issuance of the Notes, the Company will:

•
(x) use its commercially reasonable efforts to file a shelf registration statement with the SEC covering resales of registrable securities and (y) use its commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 210 days after the first date of original issuance of the notes; and

•
use its commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of: (1) the sale pursuant to the shelf registration statement of all of the registrable securities; (2) one year has passed since the issue date of the notes; or (3) the date on which none of the securities available for sale under such shelf registration statement constitute registrable securities.

 “Registrable securities” is defined in the Registration Rights Agreement to mean the Notes and any shares of the Company Common Stock into which the Notes are convertible, excluding any Notes or shares of the Company Common Stock into which the Notes are convertible that are eligible to be sold to the public pursuant to Rule 144 under the Securities Act on any relevant date of determination.

The Company has the right to suspend use of the shelf registration statement during specified periods of time for any bona fide reason, including pending corporate developments and public filings with the SEC and similar events for a period not to exceed 45 days in any three month period and not to exceed an aggregate of 120 days in any 12-month period. The Company need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension.

In addition, as of the one year-anniversary of the last date of original issuance of the notes, the Company will remove restrictive legends from the Notes and any shares of the Company Common Stock issued upon conversion of the Notes.

The Company also agreed to use its commercially reasonable efforts to file a shelf registration statement within 30 days of our receipt of notice from a holder of registrable securities requesting such registration from and after the day that is six months after the last date of original issuance of the notes and use its commercially reasonable efforts to have such registration statement declared effective by the SEC within 30 days of such filing date. The Company agreed to use its commercially reasonable efforts to maintain such effectiveness until one year from the last date of original issuance of the notes.

Subject to certain exceptions, if the Company does not file a shelf registration for holders of registrable securities (or the prospectus contained therein ceases to be usable in connection with resales of Notes and any Company Common Stock issuable upon conversion of the Notes) or fails to remove the restrictive legends within the specified time periods, the Company will pay liquidated damages.

On March 10, 2008, the Company entered into an amendment to its Stockholders Agreement (the “Amendment”) by and among the Company, Norilsk Nickel and Norimet Limited, a Company organized under the laws of England and Wales and an indirect wholly-owned subsidiary of Norilsk Nickel (together, the “Parties”). The Amendment amends Section 5.1(a)(iii) of the Stockholders Agreement, dated November 20, 2002, by and among the Parties to delete the reference to “fifty-one percent (51%)” and replaces such reference with “fifty-three and nine-tenths percent (53.9%).”

Item 1.02.	Termination of a Material Definitive Agreement

On March 12, 2008, the Company terminated its $180 million credit agreement, dated August 3, 2004, among the Company, various lenders named therein, Toronto Dominion (Texas) Inc., as administrative agent and TD Securities (USA) Inc., as the lead arranger (the "Credit Agreement").  All borrowings under the Credit Agreement were repaid with a portion of the net proceeds of the Notes Offering.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 12, 2008, the Company issued $181.5 million of Notes.  The Notes bear interest at a rate of 1.875% per year. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2008. The Notes will mature on March 15, 2028, subject to earlier repurchase or conversion.  The Notes were issued under an indenture filed herewith as exhibit 4.1.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.  Additional terms and conditions of the Notes are contained in Item 1.01 and are incorporated herein by reference.

The information under the caption “Item 3.02.  Unregistered Sales of Equity Securities” in the Current Report on Form 8-K of Stillwater Mining Company, filed on March 7, 2008 is incorporated herein.

Item 3.02.	Unregistered Sales of Equity Securities

On March 6, 2008, the Company agreed to sell $181.5 million aggregate principal amount of Notes to the initial purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act.  The net proceeds from the offering were approximately $176.6 million.  The Notes Offering was effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and were resold by the initial purchaser to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.   The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.  Additional terms and conditions of the Notes are contained in Item 1.01 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of March 12, 2008, among Stillwater Mining Company, Law Debenture Trust Company of New York, and Deutsche Bank Trust Company Americas

4.2	Form of 1.875% Convertible Senior Note due 2028

4.3	Registration Rights Agreement, dated as of March 12, 2008, between Stillwater Mining Company and Deutsche Bank Securities Inc.

10.1	Amendment No. 1 to Stockholders Agreement, dated March 10, among Stillwater Mining Company, MMC Norilsk Nickel, and Norimet Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

Dated:	March 13, 2008	By:	/s/ John Stark
Name: John Stark
Title: Vice President

EXHIBIT INDEX

Number.	Title

4.1	Indenture, dated as of March 12, 2008, among Stillwater Mining Company, Law Debenture Trust Company of New York, and Deutsche Bank Trust Company Americas

4.2	Form of 1.875% Convertible Senior Note due 2028

4.3	Registration Rights Agreement, dated as of March 12, 2008, between Stillwater Mining Company and Deutsche Bank Securities Inc.

10.1	Amendment No. 1 to Stockholders Agreement, dated March 10, among Stillwater Mining Company, MMC Norilsk Nickel, and Norimet Limited